Exhibit 99.1

Contact: Anne-Marie Megela

Senior Director, Investor Relations

1.800.2GEVITY (1.800.243.8489), x4672

annemarie.megela@gevity.com

GEVITY REPORTS THIRD QUARTER RESULTS; DELIVERS GROWTH IN
CLIENT EMPLOYEES AND EARNINGS

•	18% Annualized Client Employee Growth Brings Client Employee Count to 134,800 at Quarter-End

•	Compared To The Same Quarter Last Year, Results Include Increases In:

–	Annualized Operating Income Per Client Employee of Nearly 40%
–	Net Income of Over 31%
–	Earnings Per Share of Nearly 28%

•	Investments in Further Profitable Growth Accelerated

•	Company Updates Full Year 2005 Earnings Guidance

BRADENTON, FL, October 27, 2005 - Gevity (NASDAQ: GVHR), the leading provider of a comprehensive insourced employee management solution, announced today that diluted earnings per share rose 27.6% to $0.37 for the quarter ended September 30, 2005 compared to $0.29 in the same quarter last year.

For the nine months ended September 30, 2005, diluted earnings per share rose 20.0% to $0.96. In the same period last year, the company reported pro forma diluted earnings per share of $0.80.

Strong Client Employee Growth

During the third quarter of 2005, Gevity realized net growth of nearly 5,800 client employees driven by improved levels of production and retention. In this period, new client employee production was approximately 9,900 reflecting an increase of 75% compared to the third quarter of 2004. Client employee attrition was approximately 4,200, or an average of 1% per month, compared to approximately 7,500 reflecting a monthly average of 1.8% in the third quarter of last year.

Erik Vonk, Gevity’s Chairman and Chief Executive Officer stated, “Our results this quarter put us on track with two of our primary goals for 2005: accelerated organic growth and improved client retention. Clearly, with 18% annualized client employee growth and satisfactory retention levels, we are successfully advancing on both fronts.”

Investments in Further Profitable Growth Accelerated

In the third quarter of 2005, Gevity accelerated investments to support continued profitable growth. Investments in sales support, product development, client services, and management talent included initiatives such as:

•	Developing incremental insurance solutions
•	Creating a New Market Entry Division
•	Building a new dedicated Mid-Market Division
•	Enhancing the Gevity portal experience
•	Expanding executive resources and,
•	Obtaining a SAS 70 audit report.

These additional investments will help Gevity deliver a more robust and flexible solution to a wider range of client prospects, which will support further unit growth as well as pricing opportunities in 2006.

Additional Financial Highlights

For the third quarter of 2005, revenues grew from $148.0 million to $152.9 million, or 3.3%. For the same period, gross profit grew by 14.5% to $50.5 million compared to $44.1 million in 2004. Operating expenses, excluding depreciation and amortization, increased 7.1% to $30.4 million for the third quarter of 2005 compared to $28.4 million in the third quarter of 2004. Operating income increased 39.8% to $16.5 million for the third quarter of 2005 from $11.8 million in the third quarter last year. As a result, net income increased 31.6% to $10.7 million in the third quarter of 2005 from $8.1 million in the third quarter of 2004. The company increased its year-to-date effective tax rate to 34.4%, which had an impact of $0.6 million in the third quarter.

In the third quarter of 2005, the company reduced its workers’ compensation loss estimates for the 2003 and 2004 program years based upon continued favorable claims development that occurred during the nine months ended September 30, 2005. In addition, the risk profile of its client base improved in 2005 resulting in lower workers’ compensation revenues. The net effect of these developments favorably impacted gross profit by $6.5 million in the third quarter of 2005. Assuming continued favorable claims development, a further downward adjustment of the company’s workers’ compensation loss estimates may occur in the fourth quarter of 2005.

For the first nine months of 2005, revenues grew from $431.9 million to $454.6 million, or 5.2%. For the same period, gross profit increased 11.1% to $139.5 million from $125.6 million in 2004. Operating expenses, excluding depreciation and amortization, increased 5.2% to $87.2 million for the first nine months of 2005 compared to $82.9 million in the same period of 2004. Operating income increased 27.3% to $41.2 million for the first nine months of 2005 from $32.3 million in the same period last year. As a result, net income increased 24.2% to $27.5 million in the first nine months of 2005 from $22.1 million in the same period of 2004.

Stock Repurchase Program

Since announcing its share repurchase program on September 28, 2005, Gevity has acquired 459,238 shares of its common stock for $12.1 million at an average cost of $26.37 per share. This represents approximately 24% of the $50 million share repurchase authorization from its Board of Directors. The company intends to complete stock repurchases under this program as soon as practical.

Updated Full Year 2005 Earnings Guidance

Based on results for the first nine months of 2005 and on anticipated performance for the remainder of the year, the company expects its full year 2005 guidance of diluted earnings per share to be in the range of $1.30 to $1.35. The updated guidance is a result of continuing favorable trends of the company’s operating performance, workers’ compensation program and accelerated investments in the second half of 2005 to support Gevity’s further growth.

Earnings Conference Call

Gevity invites you to participate in a live conference call and webcast this morning at 10:30 a.m. Eastern Time to discuss the company’s third quarter earnings results and learn more about the company’s evolution. To participate in the call, dial 1.866.617.6634 in the U.S. and Canada. Dial 1.706.679.0889 internationally. Ask for the Gevity conference call and provide the following pass code: 9776199. Allow five to ten minutes before 10:30 a.m. Eastern Time to secure the line. To listen to the call via the Web, click here. Allow five to ten minutes before 10:30 a.m. Eastern Time to register (Minimum requirements to listen to broadcast: The Windows Media Player software, downloadable free from

http://www.microsoft.com/downloads/search.aspx?displaylang=en&categoryid=4 and at least a 28.8 KBPS connection to the Internet).

If you are unable to listen to the live call, audio will be archived on the Gevity Web site. To access the replay, click on www.gevity.com and visit the Investor Relations section.

About Gevity

Gevity helps clients increase profits, grow sales and improve customer satisfaction through our comprehensive employee management solution. We serve as the insourced human resource department to small- and medium-sized businesses nationwide. Our unique approach integrates three key drivers of business success: workforce alignment, administrative relief and business protection. We deliver our solution through our innovative people, processing and portal approach, combining the resources of our highly skilled human resource consultants and our scalable, Web-enabled technology platform.

(Tables Attached)

A copy of this press release can be found on the company’s Web site at www.gevity.com.

Pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), Gevity HR, Inc. ("Gevity" or the "Company") is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of the Company herein, in other filings made by the Company with the Securities and Exchange Commission, in press releases or other writings, including in electronic form on its internet web site(s), or orally, whether in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will result," "are expected to," "anticipated," "plans," "intends," "will continue," "estimated," and "projection") are not historical facts and may be forward-looking and, accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors are described in further detail in the Company's Annual Report on Form 10-K and in other filings by the Company with the Securities and Exchange Commission. The Company cautions that these factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

GEVITY HR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(in $000's, except per share data, unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2005	2004	2005	2004

Revenues	$152,896	$147,969	$454,625	$431,948
Cost of services	102,388	103,867	315,152	306,387

Gross profit	50,508	44,102	139,473	125,561

Operating expenses:
Salaries, wages and commissions	18,346	17,433	52,765	52,592
Other general and administrative	12,032	10,935	34,410	30,291
Depreciation and amortization	3,620	3,923	11,107	10,333

Total operating expenses	33,998	32,291	98,282	93,216

Operating income	16,510	11,811	41,191	32,345
Interest income, net	319	338	668	781
Other non-operating income (expense), net	16	(12)	38	(100)

Income before income taxes	16,845	12,137	41,897	33,026
Income tax provision	6,146	4,006	14,413	10,899

Net income	10,699	8,131	27,484	22,127

Non-recurring, non-cash charge attributable to the
acceleration of the unamortized discount associated
with the conversion into common stock of all shares
of the Series A convertible, redeemable preferred stock	--	--	--	29,317

Non-cash charges attributable to beneficial conversion
feature and accretion of redemption value of
Series A convertible, redeemable preferred stock	--	--	--	129

Series A convertible, redeemable preferred stock dividends	--	--	--	434

Net income (loss) attributable to common shareholders	$10,699	$8,131	$27,484	$(7,753)

Net income (loss) per common share - diluted	$0.37	$0.29	$0.96	$(0.34)

Weighted average common shares outstanding- diluted	28,762	28,473	28,628	23,098

Pro forma net income per common share - diluted	$0.37	$0.29	$0.96	$0.80

Pro forma weighted average common shares outstanding - diluted	28,762	28,473	28,628	27,665

GEVITY HR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED
(in $000’s)

	September 30, 2005	December 31, 2004

ASSETS
Current assets:
Cash and cash equivalents	$87,477	$40,776
Certificate of deposit	6,000	--
Marketable securities – restricted	4,278	10,201
Accounts receivable, net	100,937	99,790
Short-term workers’ compensation receivable, net	14,048	33,405
Other current assets	8,459	5,982

Total current assets	221,199	190,154
Property and equipment, net	9,931	10,079
Long-term marketable securities – restricted	8,003	8,435
Long-term workers’ compensation receivable, net	87,093	79,310
Intangible assets, net	32,904	40,133
Goodwill and other assets	12,537	11,476

Total assets	$371,667	$339,587

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accrued payroll and payroll taxes	$117,704	$111,687
Accrued insurance premiums, health and
workers’ compensation insurance reserves	19,675	23,191
Customer deposits and prepayments	5,685	11,897
Deferred tax liability, net	17,255	1,718
Accounts payable and other accrued liabilities	15,177	18,335

Total current liabilities	175,496	166,828

Other long-term liabilities	6,655	7,585

Total liabilities	182,151	174,413

Total shareholders' equity	189,516	165,174

Total liabilities and shareholders' equity	$371,667	$339,587

GEVITY HR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED
(in $000’s)

	For the Nine Months Ended September 30,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$27,484	$22,127
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	11,107	10,333
Deferred tax provision, net	4,854	1,340
Provision for bad debts	403	277
Other	302	182
Changes in operating working capital	11,447	(591)

Net cash provided by operating activities	55,597	33,668

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities and
certificates of deposit	(141)	(133,878)
Maturities of marketable securities and
certificates of deposit	--	151,347
Assets acquired in business acquisitions	--	(40,128)
Capital expenditures	(3,720)	(3,304)

Net cash used in investing activities	(3,861)	(25,963)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of cash dividends to shareholders	(5,503)	(4,384)
Proceeds of credit line borrowing	1,297	27,000
Payments on credit line borrowing	(1,297)	(27,000)
Proceeds from secondary stock offering	--	34,727
Debt issuance costs	--	(192)
Purchase of treasury stock	(2,220)	--
Proceeds from issuance of common shares, net	2,688	2,552

Net cash (used in) provided by financing activities	(5,035)	32,703

Net increase in cash and cash equivalents	46,701	40,408
Cash and cash equivalents - beginning of period	40,776	44,682

Cash and cash equivalents - end of period	$87,477	$85,090

GEVITY HR, INC.
Non-GAAP Financial Information
(in $000's)

The following table reconciles Gevity HR, Inc. (the “Company”) results calculated using Generally Accepted Accounting Principles (“GAAP”) and results reported excluding certain charges (“non-GAAP financial information”) for the periods presented. The pro forma non-GAAP financial information is included to provide investors a more complete and transparent understanding of the Company’s underlying operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP. The Company believes that the pro forma non-GAAP financial information set forth below provides useful information to show the effect on diluted earnings per share when the non-recurring, non-cash charge to retained earnings to accelerate the amortization of the discount associated with the Series A Convertible Redeemable Preferred Stock (the “Preferred Stock”), the accretion of redemption value of the Preferred Stock prior to conversion and the related Preferred Stock dividends, are excluded, in light of the full conversion of the Preferred Stock into common stock on May 19, 2004. There were no pro forma adjustments related to the three-month periods ended September 30, 2005 and 2004 and for the nine months ended September 30, 2005.

Reconciliation of Pro Forma Non-GAAP Financial Information:

Nine Months Ended September 30, 2004

Net loss attributable to
common shareholders for purposes
of computing diluted earnings per
share (GAAP)	$(7,753)
Pro forma adjustments:
Non-recurring, non-cash charge
attributable to the acceleration of the
unamortized discount associated with
the conversion into common stock of
all shares of the Preferred Stock	29,317
Non-cash charges attributable to
beneficial conversion feature
and accretion of redemption value of
Preferred Stock	129
Preferred Stock dividends	434

Pro forma net income for diluted
earnings per share calculation
(non-GAAP)	$22,127

Diluted loss per share (GAAP)	$(0.34)

Pro forma diluted earnings per
share (non-GAAP)	$0.80

Diluted weighted average
shares outstanding (GAAP)	23,098
Pro forma effect of dilutive securities:
Options	1,769
Preferred Stock	2,798

Pro forma diluted weighted average
shares outstanding (non-GAAP)	27,665

GEVITY HR, INC.
STATISTICAL DATA
(unaudited)

	3rd Quarter 2005	3rd Quarter 2004	Percentage Change

Client employees at period end	134,809	134,102	0.5%
Clients at period end (1)	8,300	8,767	-5.3%
Average number of client employees/
clients at period end	16.24	15.30	6.1%
Average number of client
employees paid by month (2)	125,438	125,262	0.1%
Number of workers' compensation claims	1,742	1,843	-5.5%
Frequency of workers' compensation
claims per one million dollars
of workers' compensation wages (3)	1.54x	1.72x	-10.5%
Workers' compensation manual
premium per one hundred dollars
of workers' compensation wages (3), (6)	$3.28	$3.46	-5.2%
Workers' compensation billing per
one hundred dollars of workers'
compensation wages (3)	$2.57	$2.80	-8.2%
Workers' compensation cost per
one hundred dollars of workers'
compensation wages (3)	$1.29	$1.98	-34.8%
Client employee health benefits
plan participation	38%	36%	5.6%
Annualized average wage per average
client employees paid by month (4)	$38,831	$36,061	7.7%
Annualized professional service fees
per average number of client employees
paid by month (4), (5)	$1,145	$1,117	2.5%
Annualized total gross profit per average
number of client employees paid
by month (4)	$1,611	$1,408	14.4%
Annualized operating expense excluding
depreciation and amortization per
average number of client employees
paid by month (4)	$969	$906	7.0%
Annualized operating income per average
number of client employees paid
by month (4)	$526	$377	39.5%

(1)	Client accounts as measured by individual client Federal Employer Identification Number (FEIN).

(2)	The average number of client employees paid by month is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

(3)	Workers' compensation wages exclude the wages of clients electing out of the Company's workers' compensation program.

(4)	Annualized statistical information is based upon actual quarter-to-date amounts which have been annualized (divided by 3 and multiplied by 12) and then divided by the average number of client employees paid by month.

(5)	The annualized professional service fees is based upon information from the following table (in thousands):

	3rd Quarter 2005	3rd Quarter 2004

Revenues:
Professional service fees	$35,913	$34,993

Employee health and welfare benefits	84,533	79,500

Workers' compensation	29,083	30,004

State unemployment taxes and other	3,367	3,472

Total revenues	$152,896	$147,969

(6)	Manual premium rate data is derived from tables of AIG in effect for 2005 and 2004, respectively.

GEVITY HR, INC.
STATISTICAL DATA
(unaudited)

	First Nine Months 2005	First Nine Months 2004	Percentage Change

Client employees at period end	134,809	134,102	0.5%
Clients at period end (1)	8,300	8,767	-5.3%
Average number of client employees/
clients at period end	16.24	15.30	6.1%
Average number of client
employees paid by month (2)	120,871	119,171	1.4%
Number of workers' compensation claims	4,717	4,883	-3.4%
Frequency of workers' compensation
claims per one million dollars
of workers' compensation wages (3)	1.49x	1.68x	-11.3%
Workers' compensation manual
premium per one hundred dollars
of workers' compensation wages (3), (6)	$3.29	$3.60	-8.6%
Workers' compensation billing per
one hundred dollars of workers'
compensation wages (3)	$2.69	$2.99	-10.0%
Workers' compensation cost per
one hundred dollars of workers'
compensation wages (3)	$1.73	$2.14	-19.2%
Client employee health benefits
plan participation	38%	36%	5.6%
Annualized average wage per average
client employees paid by month (4)	$37,710	$34,426	9.5%
Annualized professional service fees
per average number of client employees
paid by month (4), (5)	$1,153	$1,113	3.6%
Annualized total gross profit per average
number of client employees paid
by month (4)	$1,539	$1,405	9.5%
Annualized operating expense excluding
depreciation and amortization per
average number of client employees
paid by month (4)	$962	$927	3.8%
Annualized operating income per average
number of client employees paid
by month (4)	$454	$362	25.4%

(1)	Client accounts as measured by individual client Federal Employer Identification Number (FEIN).

(2)	The average number of client employees paid by month is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

(3)	Workers' compensation wages exclude the wages of clients electing out of the Company's workers' compensation program.

(4)	Annualized statistical information is based upon actual year-to-date amounts which have been annualized (divided by 9 and multiplied by 12) and then divided by the average number of client employees paid by month.

(5)	The annualized professional service fees is based upon information from the following table (in thousands):

	First Nine Months 2005	First Nine Months 2004

Revenues:
Professional service fees	$104,484	$99,445

Employee health and welfare benefits	245,244	229,803

Worker's compensation	85,405	86,743

State unemployment taxes and other	19,492	15,957

Total revenues	$454,625	$431,948

(6)	Manual premium rate data is derived from tables of AIG in effect for 2005 and 2004, respectively.